As filed with the Securities and Exchange Commission on May 7, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MKS INSTRUMENTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2277512
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

(978) 645-5500

(Telephone Number, including area code, of Agent for Service)

MKS Instruments, Inc. 2014 Stock Incentive Plan

MKS Instruments, Inc. 2014 Employee Stock Purchase Plan

(Full Title of the Plan)

Kathleen F. Burke

Vice President, General Counsel and Assistant Secretary

MKS Instruments, Inc.

2 Tech Drive, Suite 201,

Andover, Massachusetts 01810

(Name and Address of Agent For Service)

(978) 645-5500

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	20,500,000 shares(2)	$27.94(3)	$572,770,000(3)	$73,773

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of (i) 18,000,000 shares issuable under the 2014 Stock Incentive Plan and (ii) 2,500,000 shares issuable under the 2014 Employee Stock Purchase Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on April 30, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 6. Indemnification of Directors and Officers.

Section 8.51 of the Massachusetts Corporation Act (“MBCA’) authorizes a Massachusetts corporation to indemnify a director of the corporation against liability in such capacity if the director (i) conducted himself in good faith, (ii) reasonably believed his conduct was in, or at least not opposed to, the best interests of the corporation, and (iii) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Section 8.51 also allows for indemnification of a director if the liability in question was eliminated by the corporation’s articles of organization pursuant to Section 2.02(b)(4) of the MBCA. Section 8.52 of the MBCA requires that a Massachusetts corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he was a director of the corporation.

Section 8.53 of the MBCA authorizes a Massachusetts corporation to pay for, in advance, a director’s reasonable expenses in a proceeding if, among other things, the director delivers to the corporation (i) a written confirmation of his good faith belief that he has met the relevant standard of conduct in Section 8.51 of the MBCA or the proceeding involves conduct for which liability has been eliminated under the corporation’s articles of organization as permitted by Section 2.02(b)(4) of the MBCA, and (ii) a written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under Section 8.52 and it is ultimately determined, pursuant to procedures further laid out in the MBCA, that he has not met the standard of conduct for under Section 8.51.

Section 8.56 of the MBCA authorizes a corporation to indemnify, and advance expenses to, an officer of the corporation to the same extent as a director, and if such officer is not a director of the corporation, or if such officer is also a director but the basis on which he is made a party to the proceeding is an act or omission solely as an officer, to such further extent as may be provided in the corporation’s articles of organization, bylaws, board resolution or contract, provided that the officer may not be indemnified for acts or omissions not in good faith, intentional misconduct or knowing violations of law. Section 8.56 also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.

In its Restated Articles of Organization (the “Articles of Organization”), the registrant has elected to commit to provide mandatory indemnification to its directors and officers in specified circumstances. Generally, Article 6B of the registrant’s Articles of Organization provides that the registrant shall indemnify directors and officers of the registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers, by reason of their agreeing to serve, at the request of the registrant, as a director or officer with another organization, or in any capacity with respect to any employee benefit plan. Under this provision, a director or officer of the registrant shall be indemnified by the registrant for all expenses (including attorneys’ fees), judgments and fines, and amounts paid in settlement of such proceedings, even if he is not successful on the merits, unless finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the registrant or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The registrant shall not indemnify an officer or director who initiates the legal proceeding, unless the initiation was approved by the registrant’s Board of Directors. The registrant shall not indemnify to the extent that directors or officers receive reimbursement from the proceeds of insurance. The Board of Directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by any such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses. However, the director or officer must notify the registrant of any suit, after which the registrant is entitled to participate and/or assume the defense of the proceeding. If the registrant does assume the defense of the proceeding, the director or officer shall not be entitled to indemnification of expenses.

Section 2.02(b)(4) of the MBCA provides that a Massachusetts corporation may, in its articles of organization, eliminate or limit the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty notwithstanding any law to the contrary, except for liability for (i) any breach of duty of loyalty to the corporation or to the shareholders, (ii) acts or omissions not in good faith, intentional misconduct or knowing violations of law, (iii) certain improper distributions or (iv) any transaction from which the director derived an improper personal benefit.

The registrant has obtained directors and officers’ liability insurance for the benefit of its directors and certain of its officers.

The foregoing summaries are necessarily subject to the complete text of the statute, the Articles of Organization and the Amended and Restated Bylaws, and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Andover, Commonwealth of Massachusetts, on this 7th day of May, 2014.

MKS INSTRUMENTS, INC.

/s/ Gerald G. Colella
Gerald G. Colella
Chief Executive Officer, President and Director (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of MKS Instruments, Inc., hereby severally constitute and appoint Gerald G. Colella, Seth H. Bagshaw and Kathleen F. Burke, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable MKS Instruments, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ John R. Bertucci John R. Bertucci	Chairman of the Board of Directors	May 4, 2014

/s/ Gerald G. Colella Gerald G. Colella	Chief Executive Officer, President and Director (Principal Executive Officer)	May 7, 2014

/s/ Seth H. Bagshaw Seth H. Bagshaw	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 7, 2014

/s/ Cristina H. Amon Cristina H. Amon	Director	May 2, 2014

/s/ Robert R. Anderson Robert R. Anderson	Director	May 7, 2014

/s/ Gregory R. Beecher Gregory R. Beecher	Director	May 7, 2014

/s/ Richard S. Chute Richard S. Chute	Director	May 7, 2014

/s/ Peter R. Hanley Peter R. Hanley	Director	May 7, 2014

/s/ Elizabeth A. Mora	Director	May 1, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

4.1(1)	Restated Articles of Organization of the Registrant.

4.2(2)	Articles of Amendment to Articles of Organizaton, as filed with the Secretary of State of Massachusetts on May 18, 2001.

4.3(3)	Articles of Amendment to Articles of Organizaton, as filed with the Secretary of State of Massachusetts on May 16, 2002.

4.4(4)	Amended and Restated By-Laws of the Registrant.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

10.1(4)	2014 Stock Incentive Plan.

10.2(4)	2014 Employee Stock Purchase Plan.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included in the signature pages of this Registration Statement).

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (File No. 333-49738) filed with the Securities and Exchange Commission on November 13, 2000.
(2)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
(3)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2014.